Exhibit 99.1

FOR IMMEDIATE RELEASE

Yellowstone Acquisition Company Announces the Separate Trading of its Class A
Common Stock and Warrants Commencing December 8, 2020

OMAHA, NEBRASKA, December 7, 2020 – Yellowstone Acquisition Company (Nasdaq: YSACU) (the “Company”) announced that, commencing December 8, 2020, holders of the units sold in the Company’s initial public offering of units may elect to separately trade the shares of Class A common stock and warrants included in the units. Those units not separated will continue to trade on the Nasdaq Capital Market under the symbol “YSACU,” and the Class A common stock and warrants that are separated will trade on the Nasdaq Capital Market under the symbols “YSAC” and “YSACW,” respectively.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from Wells Fargo Securities, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York, 10001, at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com. A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on October 21, 2020.  The offering was made only by means of a prospectus.

ABOUT YELLOWSTONE ACQUISITION COMPANY

Yellowstone Acquisition Company, led by Adam Peterson and Alex Rozek, is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the homebuilding, manufacturing serving the homebuilding market, financial services and commercial real estate industries. To contact the Company, please visit www.yellowstoneac.com or email the Company at contact@yellowstoneac.com.

FORWARD-LOOKING STATEMENTS

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Catherine Vaughan

contact@yellowstone.com